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                                                                   EXHIBIT 10.17

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                                 HSBC BANK USA


                                      and


                       THE NEW YORK MORTGAGE COMPANY LLC




                        -------------------------------

                                  CREDIT NOTE

                        -------------------------------




                           Dated as of March 30, 2001







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                                  CREDIT NOTE

$15,000,000.00                                              As of March 30, 2001

          FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 304 Park Avenue South, New York, New York 10010 (the "Company"), promises to pay to the order of HSBC BANK USA, a banking corporation organized under the laws of the State of New York, whose address is c/o Mortgage Warehouse Lending Department, One HSBC Center, 27th Floor, Buffalo, New York 14203 ("HSBC") on or before 364 days from the date hereof, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000.00), or the aggregate unpaid principal amount of all advances by HSBC to the Company pursuant to the Credit and Security Agreement between HSBC and the Company dated as of even date herewith (the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

          INTEREST: Interest shall accrue at the rate of 1.5% per annum on the outstanding principal balance hereof which is equal to or less than the balance, net of service charges and reserve requirements, in non-interest bearing deposit accounts maintained by the Company or related entities with HSBC. Interest shall accrue on all other principal amounts outstanding hereon at an annual rate equal to the rate determined by HSBC to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Note or applicable portion thereof and for a term of 30 days ("LIBOR") plus 150 basis points (together, the "LIBOR-Based Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. Accrued interest shall be paid monthly on the first day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

          MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Note ("Maximum Rate"), and if the provisions for interest contained in this Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of HSBC, returned to the Company.

          DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.

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             PLACE OF PAYMENT: All payments hereon shall be made, and all notices to HSBC required or authorized hereby shall be given, at the office of HSBC at the address designated in the heading of this Note, or to such other place as HSBC may from time to time direct by written notice to the Company.

             PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by HSBC after 2:30 p.m. HSBC's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:30 p.m. HSBC's local time HSBC shall have received a completed "Repayment Schedule" on HSBC's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

             COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by HSBC and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of HSBC except to the extent that actual cash proceeds of such instrument are unconditionally received by HSBC; provided, however, that this Note shall not be in default as the result of normal collection periods on such instruments.

             LATE PAYMENT CHARGE: The Company promises to pay to HSBC promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

             INTEREST AFTER NONPAYMENT: If the principal of this Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

             DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), HSBC shall have all rights and remedies set forth in the Credit Agreement.

             The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by HSBC of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing rights and
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                                     - 3 -

remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of HSBC, except as and to the extent otherwise provided by law.

          WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for HSBC, in order to enforce payment of this Note, to first institute or exhaust HSBC's remedies against the Company or any other party liable hereon or against any collateral for this Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Note, or any installment hereof, made by agreement by HSBC with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Company, even if the Company is not a party to such agreement; provided, however, HSBC and the Company, by written agreement between them may affect the liability of the Company.

          TERMINOLOGY: If more than one party joins in the execution of this Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to HSBC shall be deemed to include and apply to every subsequent holder of this Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

          CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

          APPLICABLE LAW: This Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

          WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect
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of any matter arising out of this Note or any document given in connection with or to secure this Note, including without limitation any exercise of rights under this Note or any such document, any attempt to cancel, void, or rescind this Note or any such document, and any course of conduct or course of dealing in connection therewith.

                                             THE NEW YORK MORTGAGE COMPANY LLC

                                             By:  /s/ Steven B. Schnall
                                                -------------------------------
                                             Name:    Steven B. Schnall
                                                  -----------------------------
                                             Title:   President
                                                   ----------------------------

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                                      -5-


STATE OF NEW YORK )
                  ) SS.:
COUNTY OF QUEENS  )

   On the 20 day of March, 2001, before me, the undersigned, a notary public in and for said state, personally appeared Steven B. Schnall, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                                        ANNA MARIN
                                       ----------------------------------------
                                                      Notary Public



                                                        ANNA MARIN
                                             Notary Public, State of New York
                                                     No. 01MA5039882
                                                Qualified in Queens County
                                             Commission Expires March 6, 2003